NORTHSTAR ADVANTAGE TRUST
ANNUAL REPORT,
OCTOBER 31, 1995

Dear Shareholders:

We are pleased to provide you with the annual report of the Northstar Advantage Trust for the year ended October 31, 1995. We are gratified with your decision to entrust your assets to the Northstar Advantage Funds and are confident that we can assist you in reaching your financial objectives. Our goal is to provide you with long term, consistent, and superior investment results through fundamental research, analysis, and traditional investment disciplines. Following this letter is a summary of the results of each Fund by their respective portfolio manager. We hope you will find it informative.

    In the first three quarters of 1995, many favorable changes occurred which benefited the stock and bond markets. Investors began the year with substantial fears of further large increases in interest rates driven by rising inflation and an overheated economy. These fears were quickly proven to be incorrect. Although the Federal Reserve Board did raise short term interest rates slightly on February 1st, that proved to be the last in a series of Fed tightening moves. Economic growth in the U.S. slowed to a moderate 2 1/2% rate, and long term interest rates fell sharply from over 8% last winter to 6.3% currently.

    The result of this "soft landing" or moderate growth/moderate inflation strategy by the Fed produced a solid rise in bond prices of about 13% or more and a sharp rise in the major stock market indices of over 23% for the twelve months ended 10/31/95. Stock prices again were supported by excellent gains in corporate profits even as economic growth slowed somewhat. The efficiency, productivity, and world class competitiveness of so many U.S. companies is finally being recognized by investors despite so many "experts" who had forecast recession, high inflation and a decline in corporate profits.

    Our outlook for both the bond and stock markets in 1996 remains favorable. Government bond prices have improved strongly while other segments, especially high yield bonds, continue to perform well. Stock markets have remained favorable during the fall. In coming months we expect the President and Congress to hammer out a long term budget which will reduce sharply the federal deficit. We also expect the Fed to follow with another interest rate cut. Based on these actions and continued low inflation, we believe that both stock and bond markets should produce positive returns in 1996.

    We note with great conviction that attempts to "time" the market often prove counterproductive. Investors are strongly urged to focus on the long term. Consistent disciplined investing is the proven method of achieving attractive returns and meeting your financial objectives. We continue to support this philosophy and look forward to serving your investment needs in the future.

Sincerely,

             [SIG]

Mark Lipson
President
December 4, 1995

   NORTHSTAR ADVANTAGE
   INCOME AND GROWTH FUND
                                                            [PHOTO][PHOTO][LOGO]
                                             ERNEST MYSOGLAND GEOFFREY WADSWORTH

    INVESTMENT ENVIRONMENT

     THE MARKETS

         - The U.S. economy continued to grow at a moderate 2 1/2% rate in 1995 with low inflation. This is the "soft landing" scenario which the Federal Reserve aimed for in 1994 when it raised short term interest rates to slow the economy and restrain inflation.

         - Stock and bond prices in the U.S. responded very favorably to this environment. After a slow start last winter due to the uncertainty of rising interest rates, the major stock indices rose over 20% aided by continued strong corporate earnings. Investment grade bonds gained over 13% on average with the longest maturities doing even better.

    THE FUND

         - In the last six months, the Fund enjoyed a sharp rise of 9.5% paced by the 54% invested in common stocks which rose over 13% versus 10% to 13% for the Dow Jones Industrials and the S&P 500 respectively. Our investment grade bonds rose over 7%.

         - This brought the Fund's results for the twelve months ended 10/31/95 to a gain of 12.4% versus 17.4% for the Lipper Balanced Fund index. Our underperformance reflects the negative impact from cyclical and Mexican holdings early in the fiscal year. Fund results have been very strong since last February (up 16.3%) especially considering our typically conservative asset mix of approximately 60% stocks and 40% bonds and the fund's well above average yield. Fund assets have risen from $114 million a year ago to over $190 million.

         - During the year we placed the majority of our bond position in U.S. Treasury and Agency issues which have fully participated in the rise of the bond market.

         - Equity positions were well diversified. Our largest exposure has been in financial stocks which have performed exceptionally well. Following the sharp rise in technology stocks in the summer, we took substantial profits in several holdings. The equity holdings share the common themes of very strong cash flow, sharply rising dividends and large stock repurchases.

    CURRENT STRATEGY

         - We expect further stock market gains in 1996 aided by Fed actions to cut short term rates. We continue to find selected high quality stocks selling at very reasonable prices. Most managements are already on record for forecasting improved earnings in 1996.

         - While we expect the current slow pace of economic growth to result in modest 1996 earnings growth, we again note that fears of recession or declining earnings seem ill founded.

         - We plan to maintain our classic 60%/40% stock-bond mix. Current holdings are much less cyclical than a year ago. Emphasis is on financials, health care, consumer staples, energy and selected technology stocks. Bond holdings will remain mainly in governments.

     ---------------------------------------------------------------------------
    FUND INFORMATION (ALL DATA AS OF 10/31/95)           NET ASSETS $190,038,626
    ----------------------------------------------------------------------------

                             TOP 10 EQUITY HOLDINGS
   COMPANY                                                                % FUND
 1. Philip Morris                                                           3.3 %
 2. Intel                                                                   3.0
 3. Xerox                                                                   2.4
 4. Fed. Nat. Mortgage                                                      2.3
 5. Mellon Bank                                                             2.2
 6. Citicorp                                                                2.0
 7. WorldCom                                                                2.0
 8. Motorola                                                                1.8
 9. Computer Assoc.                                                         1.7
10. Merck                                                                   1.7
                                                                           ----
                                                                           22.4 %

                              TOP 5 BOND HOLDINGS
   BOND                                                                   % FUND
 1. U.S. Treasury 7.625% due 2025                                           8.7 %
 2. U.S. Treasury 7.875% due 2001                                           4.0
 3. GNMA 8.50% due 2025                                                     3.1
 4. U.S. Treasury 7.875% due 2004                                           2.4
 5. U.S. Treasury 7.25% due 2004                                            2.3
                                                                           ----
                                                                           20.5 %

                                 TOP 5 SECTORS
                                                                          % FUND
 1. Banking, Insurance, Financial Services                                 14.7 %
 2. Technology                                                              9.7
 3. Energy                                                                  7.8
 4. Health Care                                                             6.2
 5. Cons. Staples/Tobacco                                                   5.2
                                                                           ----
                                                                           43.6 %

                   NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND

   COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR
   ADVANTAGE INCOME AND     GROWTH FUND AND COMPARATIVE INDICES FROM INCEPTION
   OF EACH CLASS OF SHARES THROUGH THE FUND'S     FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1995, with all distributions reinvested in shares. The average annualized total return for Class A shares of 4.68% for the period since the Fund's inception on November 8, 1993 reflects payment of the maximum sales charge of 4.75%. Cumulative total returns of 1.57% and 5.79% since inception for Class B and Class C shares on February 9, 1994 and March 21, 1994, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only).
All performance data shown represents past performance, and should not be considered indicative of future performance.

NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND -- CLASS A

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN THOUSANDS)
                            Lehman Brothers Gov't/Corp.                            Lipper Balanced Fund
                                                   Bond    S&P 500    Class A                     Index
11/08/93                                        $10,000    $10,000    $10,000                    $9,525
11/30/93                                        $10,030     $9,871     $9,842                    $9,667
12/31/93                                        $10,074    $10,037    $10,021                    $9,805
01/31/94                                        $10,225    $10,363    $10,284                   $10,225
02/28/94                                        $10,002    $10,051    $10,073                    $9,938
03/31/94                                         $9,757     $9,659     $9,698                    $9,536
04/30/94                                         $9,676     $9,771     $9,725                    $9,488
05/31/94                                         $9,659     $9,892     $9,794                    $9,536
06/30/94                                         $9,637     $9,701     $9,619                    $9,432
07/31/94                                         $9,829    $10,008     $9,842                    $9,645
08/31/94                                         $9,833    $10,382    $10,084                    $9,936
09/30/94                                         $9,685    $10,175     $9,893                    $9,819
10/31/94                                         $9,674    $10,387     $9,928                    $9,751
11/30/94                                         $9,657     $9,977     $9,690                    $9,448
12/31/94                                         $9,721    $10,173     $9,771                    $9,455
01/31/95                                         $9,907    $10,420     $9,891                    $9,416
02/28/95                                        $10,137    $10,796    $10,178                    $9,643
03/31/95                                        $10,205    $11,160    $10,356                    $9,808
04/30/95                                        $10,347    $11,472    $10,546                    $9,997
05/31/95                                        $10,780    $11,889    $10,887                   $10,364
06/30/95                                        $10,867    $12,222    $11,083                   $10,527
07/31/95                                        $10,824    $12,610    $11,318                   $10,758
08/31/95                                        $10,963    $12,606    $11,406                   $10,888
09/30/95                                        $11,075    $13,190    $11,680                   $11,039
10/31/95                                        $11,237    $13,125    $11,652                   $10,948
Average Annual Total
Return
1-Year                                            6.93%
Since Inception                                   4.68%

NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND -- CLASS B

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN THOUSANDS)
                            Lehman Brothers Gov't/Corp.                            Lipper Balanced Fund
                                                   Bond    S&P 500    Class B                     Index
02/09/94                                        $10,000    $10,000    $10,000                   $10,000
02/28/94                                         $9,921     $9,700     $9,784                    $9,795
03/31/94                                         $9,678     $9,321     $9,388                    $9,430
04/30/94                                         $9,598     $9,429     $9,340                    $9,456
05/31/94                                         $9,580     $9,545     $9,388                    $9,523
06/30/94                                         $9,558     $9,361     $9,278                    $9,353
07/31/94                                         $9,749     $9,656     $9,488                    $9,570
08/31/94                                         $9,753    $10,019     $9,773                    $9,805
09/30/94                                         $9,606     $9,818     $9,647                    $9,620
10/31/94                                         $9,596    $10,023     $9,580                    $9,654
11/30/94                                         $9,578     $9,627     $9,283                    $9,423
12/31/94                                         $9,641     $9,817     $9,275                    $9,501
01/31/95                                         $9,827    $10,055     $9,236                    $9,618
02/28/95                                        $10,055    $10,418     $9,439                    $9,897
03/31/95                                        $10,122    $10,770     $9,598                   $10,070
04/30/95                                        $10,263    $11,071     $9,782                   $10,255
05/31/95                                        $10,693    $11,473    $10,132                   $10,587
06/30/95                                        $10,778    $11,794    $10,289                   $10,777
07/31/95                                        $10,736    $12,169    $10,505                   $11,005
08/31/95                                        $10,874    $12,185    $10,603                   $11,091
09/30/95                                        $10,984    $12,729    $10,771                   $11,357
10/31/95                                        $11,146    $12,665    $10,673                   $11,330
Average Annual Total
Return
1-Year                                            6.41%
Since Inception                                   1.57%

NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND -- CLASS C

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN THOUSANDS)
                            Lehman Brothers Gov't/Corp.                            Lipper Balanced Fund
                                                   Bond    S&P 500    Class C                     Index
03/21/94                                        $10,000    $10,000    $10,000                   $10,000
03/31/94                                         $9,893    $10,070     $9,632                   $10,000
04/30/94                                         $9,811    $10,187     $9,584                   $10,027
05/31/94                                         $9,793    $10,313     $9,632                   $10,099
06/30/94                                         $9,771    $10,114     $9,517                    $9,918
07/31/94                                         $9,966    $10,432     $9,732                   $10,148
08/31/94                                         $9,970    $10,824    $10,025                   $10,398
09/30/94                                         $9,820    $10,608     $9,894                   $10,201
10/31/94                                         $9,809    $10,829     $9,825                   $10,237
11/30/94                                         $9,791    $10,401     $9,520                    $9,992
12/31/94                                         $9,856    $10,606     $9,510                   $10,075
01/31/95                                        $10,045    $10,863     $9,471                   $10,199
02/28/95                                        $10,278    $11,255     $9,679                   $10,495
03/31/95                                        $10,347    $11,635     $9,838                   $10,678
04/30/95                                        $10,491    $11,961    $10,027                   $10,875
05/31/95                                        $10,930    $12,395    $10,387                   $11,226
06/30/95                                        $11,018    $12,743    $10,554                   $11,428
07/31/95                                        $10,975    $13,147    $10,775                   $11,670
08/31/95                                        $11,115    $13,143    $10,875                   $11,761
09/30/95                                        $11,229    $13,752    $11,039                   $12,044
10/31/95                                        $11,394    $13,684    $10,948                   $12,015
Average Annual Total
Return
1-Year                                           10.43%
Since Inception                                   5.79%

     NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND
     PORTFOLIO OF INVESTMENTS
     OCTOBER 31, 1995
                                                                          [LOGO]

-------------------------------------------------------------------------------
 Industry                                      $ Value      % of Net Assets
 Aerospace & Defense                      $  1,443,750  ..........    0.76%
 Automotive                                  1,903,000  ..........     1.00
 Banking                                    13,080,813  ..........     6.88
 Computer Services                           1,876,000  ..........     0.99
 Consumer Staples                            3,490,196  ..........     1.84
 Containers                                  1,115,000  ..........     0.59
 Electrical Equipment                        4,418,875  ..........     2.32
 Energy                                     14,848,746  ..........     7.82
 Entertainment/Broadcasting                  5,367,535  ..........     2.82
 Financial Services                         12,079,183  ..........     6.35
 Gaming                                      2,452,650  ..........     1.29
 Insurance                                   2,689,506  ..........     1.41
 Lodging & Restaurants                       1,253,750  ..........     0.66
 Machinery                                   1,151,625  ..........     0.60
 Metal                                       1,892,001  ..........     1.00
 Office Equipment                            4,489,350  ..........     2.36
 Paper & Forest Products                     2,704,500  ..........     1.42
 Pharmaceutical/Healthcare                  11,743,921  ..........     6.18
 Real Estate Investment Trust                8,134,975  ..........     4.29
 Retail                                      5,846,750  ..........     3.08
 Technology                                 18,369,875  ..........     9.67
 Telecommunications                          3,729,038  ..........     1.96
 Tobacco                                     6,337,500  ..........     3.34
 Transportation                              3,230,675  ..........     1.70
 U.S. Government & Agencies                 41,955,985  ..........    22.08
 Repurchase Agreements                      13,404,226  ..........     7.05
 Other assets less liabilities               1,029,201  ..........     0.54
                                          ------------              -------
 Net Assets                               $190,038,626  ..........  100.00%
                                          ------------              -------
                                          ------------              -------

   NORTHSTAR ADVANTAGE
   HIGH TOTAL RETURN FUND

                                                                   [PHOTO][LOGO]
                                                                 THOMAS OLE DIAL

   INVESTMENT ENVIRONMENT

    THE MARKETS

         - It is widely agreed that the Federal Reserve's interest rate policies helped the U.S. economy achieve a soft landing in 1995. Lower actual inflation rates and expectations of continued declines in the CPI helped push treasury bond prices up to the levels reached in early 1994. The yield on the long bond fell from 8% to 6.3%. Solid growth in the U.S. economy and in corporate profits sent stock prices to record levels throughout 1995.

         - High yield bond prices marched up along with those of treasury bonds, and were further boosted by higher stock valuations. However, spreads of high yield bonds over treasury yields and spreads of B-rated bonds' yields over BB-rated bonds widened as slower economic growth in 1995 increased fears of a recession in 1996.

    THE FUND

         - From 11/01/94 to 10/31/95, the total return of the Fund's Class A shares was 13.02%; the Lipper average was 12.73%. From January through October in 1995, the Fund ranked 23rd out of 119 funds and had a total return of 16.46% (based on Class A shares). That improvement in the Fund's performance promoted sales that led to a 148% increase in its net assets which rose from $78.8MM to $195.9MM in the last fiscal year.

         - The Fund's performance was enhanced by changes in portfolio allocations that anticipated changes in the markets. We underweighted investments in the retail, gaming and cyclical industries (e.g., steel, transportation) to limit or avoid negative impacts on the Fund's total return. On the other hand, we earned high returns on our new investments in the telecommunications, cable and broadcasting industries and in emerging markets.

         - Bonds that were issued with equity securities or rights attached ("equity kickers") contributed significantly to the Fund's high returns (e.g., Echostar, Thermoscan, Heartland Wireless and SHL Systemhouse)

    CURRENT STRATEGY

         - Continue above-average exposure in non-cyclical industries and in bonds that have equity kickers.

         - Invest in companies that will benefit from deregulation, and very cautiously invest in emerging markets and cyclicals with due regard for the volatility in those market segments.

     ---------------------------------------------------------------------------
    FUND INFORMATION (ALL DATA AS OF 10/31/95)           NET ASSETS $195,923,958
    ----------------------------------------------------------------------------

   COMPANY  TOP 10 HOLDINGS     % FUND    BOND       TOP 5 INDUSTRIES     % FUND    RATING      CREDIT QUALITY      % FUND
 1. Echostar Communications        3.0%   1. Telecommunications             13.2%   AAA-A                              0.0%
 2. Americo Life                   2.9    2. Broadcasting                    9.0    BBB                                0.0
 3. Heartland Wireless             2.6    3. Cable                           8.4    BB                                20.8
 4. California Energy              2.3    4. Utilities                       8.0    B                                 48.6
 5. Pegasus Media                  2.3    5. Paper                           5.5    CCC                                7.4
 6. CAI Wireless                   2.2                                      44.1%   Not Rated                         16.4
 7. IXC Communications             2.1                                              - Internal BB                      5.8
 8. WinStar Communications         2.1                                              - Internal B                       8.6
 9. BCP/Essex Holdings             2.0                                              - Internal CCC/D                   2.0
10. Duane Reade                    2.0                                              Cash/Other Assets                  6.8
                                -------                                                                               ----
                                  23.5%                                                                              100.0%
                                                                                                     (Average Quality = B+)

                   NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND

                                                                          [LOGO]

       COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR ADVANTAGE HIGH
        TOTAL RETURN FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS
       OF SHARES THROUGH      THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1995, with all distributions reinvested in shares. The average annualized total return for Class A shares of 2.14% for the period since the Fund's inception on November 8, 1993 reflects payment of the maximum sales charge of 4.75%. Cumulative total returns of (1.05)% and 2.38% since inception for Class B and Class C shares on February 9, 1994 and March 21, 1994, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only).
All performance data shown represents past performance, and should not be considered indicative of future performance.

NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND -- CLASS A

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN THOUSANDS)
                            Lehman Brothers Gov't/Corp.                 Lehman Brothers High
                                                   Bond    Class A                     Yield
11/08/93                                        $10,000     $9,525                   $10,000
11/30/93                                        $10,030     $9,605                   $10,048
12/31/93                                        $10,074     $9,792                   $10,173
01/31/94                                        $10,225    $10,077                   $10,393
02/28/94                                        $10,002    $10,054                   $10,366
03/31/94                                         $9,757     $9,716                    $9,974
04/30/94                                         $9,676     $9,577                    $9,907
05/31/94                                         $9,659     $9,475                    $9,912
06/30/94                                         $9,637     $9,511                    $9,942
07/31/94                                         $9,829     $9,390                   $10,027
08/31/94                                         $9,833     $9,308                   $10,098
09/30/94                                         $9,685     $9,247                   $10,099
10/31/94                                         $9,674     $9,226                   $10,123
11/30/94                                         $9,657     $9,038                    $9,996
12/31/94                                         $9,721     $8,953                   $10,070
01/31/95                                         $9,907     $9,059                   $10,207
02/28/95                                        $10,137     $9,403                   $10,557
03/31/95                                        $10,205     $9,558                   $10,671
04/30/95                                        $10,347     $9,818                   $10,942
05/31/95                                        $10,780     $9,950                   $11,248
06/30/95                                        $10,867     $9,906                   $11,320
07/31/95                                        $10,824    $10,221                   $11,463
08/31/95                                        $10,963    $10,267                   $11,498
09/30/95                                        $11,075    $10,381                   $11,640
10/31/95                                        $11,237    $10,427                   $11,712
Average Annual Total
Return
1-Year                                            7.66%
Since Inception                                   2.14%

NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND -- CLASS B

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN THOUSANDS)
                            Lehman Brothers Gov't/Corp.                 Lehman Brothers High
                                                   Bond    Class B                     Yield
02/09/94                                        $10,000    $10,000                   $10,000
02/28/94                                         $9,921     $9,937                    $9,974
03/31/94                                         $9,678     $9,598                    $9,597
04/30/94                                         $9,598     $9,455                    $9,532
05/31/94                                         $9,580     $9,348                    $9,536
06/30/94                                         $9,558     $9,379                    $9,566
07/31/94                                         $9,749     $9,254                    $9,647
08/31/94                                         $9,753     $9,169                    $9,716
09/30/94                                         $9,606     $9,102                    $9,717
10/31/94                                         $9,596     $9,076                    $9,740
11/30/94                                         $9,578     $8,885                    $9,617
12/31/94                                         $9,641     $8,796                    $9,689
01/31/95                                         $9,827     $8,895                    $9,820
02/28/95                                        $10,055     $9,206                   $10,157
03/31/95                                        $10,122     $9,350                   $10,267
04/30/95                                        $10,263     $9,601                   $10,528
05/31/95                                        $10,693     $9,748                   $10,822
06/30/95                                        $10,778     $9,699                   $10,892
07/31/95                                        $10,736     $9,980                   $11,029
08/31/95                                        $10,874    $10,018                   $11,063
09/30/95                                        $10,984    $10,147                   $11,199
10/31/95                                        $11,146    $10,163                   $11,269
Average Annual Total
Return
1-Year                                            6.97%
Since Inception                                 (1.05)%

NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND -- CLASS C

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN THOUSANDS)
                            Lehman Brothers Gov't/Corp.                 Lehman Brothers High
                                                   Bond    Class C                     YIeld
3/21/94                                         $10,000    $10,000                   $10,000
3/31/94                                          $9,893     $9,769                    $9,622
4/30/94                                          $9,811     $9,623                    $9,557
5/31/94                                          $9,793     $9,514                    $9,561
6/30/94                                          $9,771     $9,545                    $9,591
7/31/94                                          $9,966     $9,418                    $9,673
8/31/94                                          $9,970     $9,331                    $9,741
9/30/94                                          $9,820     $9,264                    $9,742
10/31/94                                         $9,809     $9,237                    $9,766
11/30/94                                         $9,791     $9,043                    $9,642
12/31/94                                         $9,856     $8,952                    $9,714
1/31/95                                         $10,045     $9,052                    $9,846
2/28/95                                         $10,278     $9,412                   $10,184
3/31/95                                         $10,347     $9,558                   $10,294
4/30/95                                         $10,491     $9,815                   $10,555
5/31/95                                         $10,930     $9,964                   $10,851
6/30/95                                         $11,018     $9,915                   $10,920
7/31/95                                         $10,975    $10,200                   $11,058
8/31/95                                         $11,115    $10,239                   $11,092
9/30/95                                         $11,229    $10,370                   $11,228
10/31/95                                        $11,394    $10,386                   $11,298
Average Annual Total
Return
1-Year                                           11.44%
Since Inception                                   2.38%

       NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND
       PORTFOLIO OF INVESTMENTS
       OCTOBER 31, 1995

Security                                                Shares         Value
------------------------------------------------------------------------------
COMMON STOCK - 54.28%
AEROSPACE & DEFENSE - 0.76%
Boeing Co.                                              22,000  $  1,443,750
                                                                ------------
AUTOMOTIVE - 1.00%
Magna International, Inc.                               44,000     1,903,000
                                                                ------------
BANKING - 6.88%
Ahmanson, (H. F.) & Co.                                 86,000     2,150,000
BankAmerica Corp.                                       52,000     2,990,000
Citicorp                                                57,500     3,730,313
Mellon Bank Corp.                                       84,000     4,210,500
                                                                ------------
                                                                  13,080,813
                                                                ------------
CONSUMER STAPLES - 1.07%
Procter & Gamble Co.                                    25,000     2,025,000
                                                                ------------
ELECTRICAL EQUIPMENT - 2.32%
AMP, Inc.                                               79,000     3,100,750
Emerson Electric Co.                                    18,500     1,318,125
                                                                ------------
                                                                   4,418,875
                                                                ------------
ENERGY - 6.97%
Amoco Corp.                                             36,190     2,311,636
El Paso Natural Gas Co.                                 96,000     2,592,000
Halliburton Co.                                         31,000     1,286,500
Mobil Corp. (1)                                         23,700     2,387,775
Schlumberger LTD                                        20,000     1,245,000
Sonat, Inc. (1)                                         52,000     1,495,000
Texaco, Inc.                                            28,200     1,921,125
                                                                ------------
                                                                  13,239,036
                                                                ------------
ENTERTAINMENT/BROADCASTING - 0.66%
British Sky Broadcasting Group PLC (2)                  35,000     1,251,250
                                                                ------------
FINANCIAL SERVICES - 4.57%
H&R Block, Inc.                                         43,000     1,773,750
Federal National Mortgage Association                   41,000     4,299,875
MGIC Investment Corp.                                   46,000     2,616,250
                                                                ------------
                                                                   8,689,875
                                                                ------------
LODGING & RESTAURANTS - 0.66%
Marriott International, Inc.                            34,000     1,253,750
                                                                ------------
MACHINERY - 0.60%
Kennametal, Inc.                                        37,000     1,151,625
                                                                ------------
OFFICE EQUIPMENT - 2.36%
Xerox Corp. (1)                                         34,600     4,489,350
                                                                ------------
PAPER & FOREST PRODUCTS - 1.42%
Georgia-Pacific Corp. (1)                               16,000     1,320,000
Scott Paper Co.                                         26,000     1,384,500
                                                                ------------
                                                                   2,704,500
                                                                ------------

       NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND
       PORTFOLIO OF INVESTMENTS
       OCTOBER 31, 1995

                                                                          [LOGO]

Security                                                Shares         Value
------------------------------------------------------------------------------
PHARMACEUTICAL/HEALTHCARE - 5.08%
Bristol-Myers Squibb Co.                                41,000  $  3,126,250
Guidant Corp.                                               10           320
Lilly, (Eli) & Co.                                      12,613     1,218,731
Merck & Co., Inc.                                       55,000     3,162,500
Mylan Laboratories, Inc.                               112,500     2,137,500
                                                                ------------
                                                                   9,645,301
                                                                ------------
REAL ESTATE INVESTMENT TRUSTS - 3.15%
DeBartolo Realty Corp.                                  50,000       650,000
General Growth Properties, Inc.                         70,000     1,408,750
Highwoods Properties, Inc.                              52,000     1,384,500
OMEGA Healthcare Investors, Inc.                        79,000     2,004,625
Security Capital Pacific Trust                          30,000       536,250
                                                                ------------
                                                                   5,984,125
                                                                ------------
RETAIL - 1.99%
Home Depot, Inc.                                        78,000     2,905,500
Pep Boys-Manny, Moe & Jack                              40,000       875,000
                                                                ------------
                                                                   3,780,500
                                                                ------------
TECHNOLOGY - 8.75%
Computer Associates International, Inc.                 59,250     3,258,750
DSC Communications Corp. (3)                            78,500     2,904,500
Intel Corp.                                             82,000     5,729,750
National Semiconductor Corp. (3)                        55,000     1,340,625
Motorola, Inc.                                          51,600     3,386,250
                                                                ------------
                                                                  16,619,875
                                                                ------------
TELECOMMUNICATIONS - 1.96%
WorldCom, Inc.                                         114,300     3,729,038
                                                                ------------
TOBACCO - 3.34%
Philip Morris Companies, Inc. (1)                       75,000     6,337,500
                                                                ------------
TRANSPORTATION - 0.74%
Conrail, Inc.                                           20,500     1,409,375
                                                                ------------
TOTAL COMMON STOCKS
(cost $92,322,819)                                               103,156,538
                                                                ------------
CONVERTIBLE PREFERRED STOCKS - 3.20%
COMPUTER SERVICES - 0.99%
General Motors Corp.
$3.25, Class E                                          28,000     1,876,000
                                                                ------------
INSURANCE - 0.66%
Allstate Corp.
6.76%, Exchangeable Notes, 4/15/98 (4)                  29,000     1,261,500
                                                                ------------
REAL ESTATE - 0.63%
Security Capital Pacific Trust
$1.75, Series A                                         50,000     1,187,500
                                                                ------------

       NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND
       PORTFOLIO OF INVESTMENTS
       OCTOBER 31, 1995

Security
                                       Shares/Principal Amount         Value
------------------------------------------------------------------------------
TECHNOLOGY - 0.92%
National Semiconductor Corp.
$3.25                                                   20,000  $  1,750,000
                                                                ------------
TOTAL CONVERTIBLE PREFERRED STOCKS
(cost $5,186,481)                                                  6,075,000
                                                                ------------

CONVERTIBLE BONDS - 5.99%
ENTERTAINMENT - 1.01%
Time Warner, Inc.
8.75%, Sr. Notes, 1/10/15                          $ 1,841,400     1,926,565
                                                                ------------
FINANCIAL - 0.98%
American Travellers Corp.
6.50%, Subordinated Notes, 10/01/05                    970,000     1,122,988
Old Republic International Corp.
5.75%, Subordinated Debentures, 8/15/02                650,000       737,445
                                                                ------------
                                                                   1,860,433
                                                                ------------
GAMING - 1.29%
Argosy Gaming Co.
12.00%, Subordinated Notes, 6/01/01                  2,490,000     2,452,650
                                                                ------------
METAL - 1.00%
Inco LTD
5.75%, Debentures, 7/01/04                           1,425,000     1,892,001
                                                                ------------
REAL ESTATE INVESTMENT TRUST - 0.51%
Meditrust
7.50%, Debentures, 3/01/01                             940,000       963,350
                                                                ------------
RETAIL - 0.24%
Staples, Inc.
4.50%, Notes, 10/01/00                                 450,000       461,250
                                                                ------------
TRANSPORTATION - 0.96%
Alaska Air Group, Inc.
6.50%, Debentures, 6/15/05                           1,950,000     1,821,300
                                                                ------------
TOTAL CONVERTIBLE BONDS
(cost $11,405,642)                                                11,377,549
                                                                ------------
CORPORATE BONDS & NOTES - 6.86%
CONSUMER STAPLES - 0.77%
RJR Nabisco, Inc.
8.625%, Notes, 12/01/02                              1,450,000     1,465,196
                                                                ------------
CONTAINERS - 0.59%
Owens-Illinois, Inc.
11.00%, Debentures, 12/01/03                         1,000,000     1,115,000
                                                                ------------
ENERGY - 0.85%
Occidental Petroleum Corp.
8.50%, Notes, 9/15/04                                1,500,000     1,609,710
                                                                ------------
ENTERTAINMENT/BROADCASTING - 1.15%
News America Holdings, Inc.
8.625%, Sr. Notes, 2/01/03                           2,000,000     2,189,720
                                                                ------------
FINANCIAL - 0.80%
Electronic TransMaster Trust
9.35%, Sr. Notes, 5/03/99                            1,500,000     1,528,875
                                                                ------------

       NORTHSTAR ADVANTAGE INCOME AND GROWTH FUND
       PORTFOLIO OF INVESTMENTS
       OCTOBER 31, 1995

                                                                          [LOGO]

Security
                                              Principal Amount         Value
------------------------------------------------------------------------------
HEALTHCARE - 1.10%
Columbia/HCA Healthcare
7.69%, Notes, 6/15/25                              $ 2,000,000  $  2,098,620
                                                                ------------
INSURANCE - 0.75%
Leucadia National Corp.
8.25%, Sr. Subordinated Notes, 6/15/05               1,375,000     1,428,006
                                                                ------------
RETAIL - 0.85%
Federated Department Stores, Inc.
10.00%, Sr. Notes, 2/15/01                           1,500,000     1,605,000
                                                                ------------
TOTAL CORPORATE BONDS & NOTES
(cost $12,412,040)                                                13,040,127
                                                                ------------
U.S. GOVERNMENT & AGENCIES - 22.08%
Government National Mortgage Association
  8.00%, 1/15/23                                     2,913,706     3,006,536
  8.50%, 4/15/25                                     5,708,012     5,941,583
U.S. Treasury Notes and Bonds
  7.25%, 5/15/04                                     4,000,000     4,327,240
  7.625%, 2/15/25                                   14,200,000    16,488,756
  7.875%, 8/15/01                                    7,000,000     7,684,390
  7.875%, 11/15/04                                   4,000,000     4,507,480
                                                                ------------
TOTAL U.S. GOVERNMENT & AGENCIES
(cost $39,730,290)                                                41,955,985
                                                                ------------
TOTAL INVESTMENT SECURITIES - 92.41%
(Cost $161,057,272)                                              175,605,199
                                                                ------------
REPURCHASE AGREEMENTS - 7.05%
Agreement with Bear Stearns bearing interest at
5.80% dated 10/31/95, to be repurchased 11/01/95
in the amount of $13,406,386 and collateralized
by $11,210,000 U.S. Treasury Bills due 3/07/96,
$821,000 U.S. Treasury Bills due 5/02/96,
$1,030,000 U.S. Treasury Bills due 5/30/96 and
$740,000 U.S. Treasury Bond due 2/15/21(cost
$13,404,226)                                        13,404,226    13,404,226
Other assets less liabilities - 0.54%                              1,029,201
                                                                ------------
Net Assets - 100.00%                                            $190,038,626
                                                                ------------
                                                                ------------

     (1) Includes rights to purchase additional stock on the occurence of certain events specified in the offering.

     (2) American Depository Receipts.

     (3) Non-income producing.

     (4) Mandatory conversion at maturity into shares of PMI Group common stock.

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995

Security
                     Principal Amount/Units         Value
DOMESTIC CORPORATE BONDS &
NOTES - 69.97%
AUTOMOTIVE - 0.50%
Walbro Corp.
9.875%, Sr. Notes, 7/15/05     $  1,000,000  $    985,000
                                             ------------
BANKING - 1.27%
Berkeley Federal Bank and
Trust
12.00%, Subordinated
Debentures, 6/15/05               2,425,000     2,467,437
                                             ------------
BROADCASTING - 8.10%
Chancellor Broadcasting Co.
12.50%, Sr. Subordinated
Notes, 10/01/04                   2,425,000     2,558,375
Commodore Media, Inc.
7.50/13.25%, Sr. Subordinated
Notes, 5/01/03 (1)                2,250,000     2,041,875
Paxson Communications Corp.
11.625%, Sr. Subordinated
Notes, 10/01/02 (2)               3,900,000     3,851,250
Pegasus Media &
Communications, Inc.
12.50%, Units, 7/01/05 (2)(3)         4,400     4,455,000
Spanish Broadcasting Systems,
Inc.
7.50/12.50%, Sr. Notes,
6/15/02 (1)                       3,000,000     2,955,000
                                             ------------
                                               15,861,500
                                             ------------
BUILDING/SUPPLIES - 0.80%
Waxman Industries, Inc.
0/12.75%, Sr. Notes, 6/01/04
(1)                               3,712,000     1,559,040
                                             ------------
CABLE - 7.83%
American Telecasting, Inc.
0/14.50%, Units, 8/15/05
(1)(2)(4)                             5,000     2,825,000
CAI Wireless Systems, Inc.
12.25%, Sr. Notes, 9/15/02        4,000,000     4,240,000
Echostar Communications Corp.
0/12.875%, Units, 6/01/04
(1)(5)                                8,900     5,785,000
Wireless One, Inc.
13.00%, Units, 10/15/03 (7)           2,400     2,493,000
                                             ------------
                                               15,343,000
                                             ------------
CHEMICALS - 1.95%
Pioneer Americas Acquisition
Corp.
13.375%, Sr. Notes, 4/01/05
(2)                               3,700,000     3,829,500
                                             ------------
CONGLOMERATE - 1.53%
LaRoche Industries, Inc.
13.00%, Sr. Subordinated
Notes, 8/15/04                    2,000,000     2,135,000
Terex Corp.
13.75%, Units, 5/15/02 (2)(8)         1,000       857,500
                                             ------------
                                                2,992,500
                                             ------------
CONSUMER PRODUCTS - 2.42%
International Semi-Tech Corp.
0/11.50%, Sr. Secured Notes,
8/15/03 (1)                       3,900,000     2,008,500

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995
                                                                          [LOGO]

Security
                     Principal Amount/Units         Value
Thermoscan, Inc.
13.5625%, Units, 8/15/01
(2)(9)(10)                            2,200  $  2,730,200
                                             ------------
                                                4,738,700
                                             ------------
ENTERTAINMENT - 0.21%
Sam Houston Race Park
11.75%, Notes, 7/15/99
(11)(12)                       $  1,500,000       405,000
                                             ------------
FINANCE - 4.78%
Americo Life, Inc.
9.25%, Sr. Subordinated
Notes, 6/01/05                    6,000,000     5,670,000
GPA Delaware, Inc.
9.50%, Medium Term Notes,
12/15/01 (2)                        250,000       203,750
GPA Holland
9.75%, Sr. Medium Term Notes,
12/10/01 (2)                      2,000,000     1,650,000
GPA Holland
10.20%, Sr. Medium Term
Notes, 8/05/98 (2)                2,000,000     1,842,500
                                             ------------
                                                9,366,250
                                             ------------
FOOD/BEVERAGE - 0.40%
Beatrice Foods, Inc.
12.00%, Sr. Subordinated
Notes, 12/01/01                   2,250,000       787,500
                                             ------------
FOOD SERVICE - 1.86%
American Restaurant Group,
Inc.
12.00%, Sr. Notes, 9/15/98        4,900,000     3,650,500
                                             ------------
FOOD WHOLESALER - 1.28%
Di Giorgio Corp.
12.00%, Sr. Notes, 2/15/03        3,225,000     2,515,500
                                             ------------
GROCERY - 4.34%
Dairy Mart Convenience
Stores, Inc.
10.25%, Sr. Subordinated
Notes, 3/15/04                    2,600,000     2,223,000
Farm Fresh, Inc.
12.25%, Sr. Notes, 10/01/00       4,000,000     3,380,000
Ralphs Grocery Co.
11.00%, Sr. Subordinated
Notes, 6/15/05                    3,000,000     2,902,500
                                             ------------
                                                8,505,500
                                             ------------
HOTELS & GAMING - 2.59%
GB Property Funding
10.875%, 1st Mortgage Notes,
1/15/04                           2,950,000     2,470,625
Trump Castle Funding
11.75%, 1st Mortgage Notes,
11/15/03                          1,000,000       810,000
Trump Plaza Funding
10.875%, Mortgage Notes,
6/15/01                           1,900,000     1,790,750
                                             ------------
                                                5,071,375
                                             ------------
METAL & METAL PRODUCTS -
1.82%
GS Technologies Operating Co.
12.25%, Sr. Notes, 10/01/05       2,000,000     2,025,000

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995

Security
                     Principal Amount/Units         Value
Renco Metals, Inc.
12.00%, Sr. Notes, 7/15/00     $  1,425,000  $  1,546,125
                                             ------------
                                                3,571,125
                                             ------------
PRINTING/PUBLISHING - 1.46%
Affiliated Newspapers
Investments, Inc.
0/13.25%, Sr. Discount Notes,
7/01/06 (1)(13)                   4,900,000     2,866,500
                                             ------------
REAL ESTATE - 1.50%
Trizec Corp. LTD
10.875%, Sr. Notes, 10/15/05      2,900,000     2,939,875
                                             ------------
RETAIL - 2.94%
Central Rents, Inc.
12.875%, Sr. Notes, 12/15/03      1,000,000     1,002,500
Duane Reade Corp.
12.00%, Sr. Notes, 9/15/02        4,175,000     3,851,437
Wherehouse Entertainment,
Inc.
13.00%, Sr. Subordinated
Notes, 8/01/02 (11)(12)           3,000,000       900,000
                                             ------------
                                                5,753,937
                                             ------------
STEEL - 2.87%
Carbide/Graphite Group, Inc.
11.50%, Sr. Notes, 9/01/03        1,200,000     1,302,000
NS Group, Inc.
13.50%, Units, 7/15/03 (14)           2,400     2,016,000
Sheffield Steel Corp.
12.00%, 1st Mortgage Notes,
11/01/01                          2,500,000     2,312,500
                                             ------------
                                                5,630,500
                                             ------------
TELECOMMUNICATIONS - 13.22%
Cellular Communications
International, Inc.
0%, Units, 8/15/00 (15)               4,000     2,350,000
Dial Call Communications
0/10.25%, Sr. Discount Notes,
12/15/05 (1)                      3,000,000     1,440,000
Dial Call Communications
0/12.25%, Sr. Discount Notes,
4/15/04 (1)                       2,000,000     1,050,000
Geotek Communication, Inc.
0/15.00%, Units, 7/15/05
(1)(2)(16)                            5,900     3,038,500
Heartland Wireless
Communications, Inc.
13.00%, Units, 4/15/03 (2)(6)         4,425     5,011,312
Intelcom Group (USA), Inc.
0/13.50%, Units, 9/15/05
(1)(2)(17)                              200     1,130,000
IXC Communications, Inc.
12.50%, Sr. Notes, 10/01/05
(2)                               4,000,000     4,090,000
Mobile Telecommunication
Technologies Corp.
13.50%, Sr. Notes, 12/15/02       2,000,000     2,265,000
Nextel Communications, Inc.
0/9.75%, Sr. Discount Notes,
8/15/04 (1)                       3,000,000     1,537,500

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995
                                                                          [LOGO]

Security
                     Principal Amount/Units         Value
WinStar Communications, Inc.
0/14.00%, Units, 10/15/05
(1)(2)(18)                            2,550  $  3,990,750
                                             ------------
                                               25,903,062
                                             ------------
TEXTILE - 0.92%
JPS Textile Group, Inc.
10.25%, Subordinated Notes,
6/01/99                        $  2,000,000     1,810,000
                                             ------------
TRANSPORTATION - 3.06%
Burlington Motor Holdings,
Inc.
11.50%, Sr. Subordinated
Notes, 11/01/03                   4,950,000     1,658,250
Great Dane Holdings, Inc.
12.75%, Sr. Subordinated
Debentures, 8/01/01               1,250,000     1,156,250
Great Dane Holdings, Inc.
14.50%, Subordinated
Debentures, 1/01/06               3,500,000     3,176,250
                                             ------------
                                                5,990,750
                                             ------------
UTILITY - 2.32%
California Energy Co, Inc.
0/10.25%, Sr. Discount Notes,
1/15/04 (1)                       5,000,000     4,537,500
                                             ------------
TOTAL DOMESTIC CORPORATE
BONDS & NOTES
(cost $141,546,620)                           137,081,551
                                             ------------
FOREIGN BONDS & NOTES -
16.85%
BANKING - 2.18%
Banco De Galicia
9.00%, Notes, 11/01/03            1,000,000       763,750
Banco Nacional De Mexico
7.00%, Notes, 12/15/99 (19)       1,500,000     1,185,000
Banco Rio De La Plata
8.75%, Notes, 12/15/03            3,000,000     2,332,500
                                             ------------
                                                4,281,250
                                             ------------
CABLE - 0.60%
TeleWest plc
0/11.00%, Debentures,
10/01/07 (1)                      2,000,000     1,175,000
                                             ------------
FOOD/BEVERAGE - 0.95%
Gruma SA de CV
9.75%, Sr. Notes, 3/09/98         1,925,000     1,857,625
                                             ------------
FOREIGN GOVERNMENT - 2.01%
Federal Republic of Brazil
Capitalization Bonds
8.00%, Government Guaranty,
4/15/14 (20)                      2,759,141     1,414,060
Federal Republic of Brazil
Eligible Interest Bonds
6.8125%, Debentures, 4/15/06
(10)                              2,000,000     1,332,500
Republic Of Argentina
6.8125%, Debentures, 3/31/05
(10)                              2,000,000     1,195,000
                                             ------------
                                                3,941,560
                                             ------------

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995

Security
                    Principal Amount/Shares         Value
PAPER - 5.45%
APP International Finance Co.
V.B.
11.75%, Guaranteed Sr.
Secured Notes, 10/01/05        $  2,800,000  $  2,870,000
Empaques Ponderosa SA
8.75%, Sr. Notes, 12/06/96        3,449,000     3,336,908
Grupo Industrial Durango
12.00%, Notes, 7/15/01            3,250,000     2,908,750
Indah Kiat International
Finance
12.50%, Guaranteed Sr.
Secured Notes, 6/15/06            1,500,000     1,552,500
                                             ------------
                                               10,668,158
                                             ------------
UTILITIES - 5.66%
Invergas SA
12.50%, Sr. Notes, 12/16/99       3,925,000     3,787,625
MetroGas SA
12.00%, Sr. Notes, 8/15/00        2,000,000     1,945,000
Sodigas
10.50%, Sr. Notes, 7/06/99        2,500,000     2,356,250
Telecom Brazil
11.50%, Guaranteed Sr.
Secured Notes, 12/09/99 (10)      3,000,000     3,007,500
                                             ------------
                                               11,096,375
                                             ------------
TOTAL FOREIGN BONDS & NOTES
(cost $31,917,198)                             33,019,968
                                             ------------
DOMESTIC COMMON STOCK - 0.81%
(12)
ELECTRICAL EQUIPMENT - 0.69%
Berg Electronics Holding
Corp.                               200,000     1,350,000
                                             ------------
GAMING - 0.00%
Capital Gaming International,
Inc.                                 26,835         6,226
                                             ------------
PRINTING/PUBLISHING - 0.08%
Affiliated Newspapers
Investments, Inc. (13)                4,900       147,000
                                             ------------
RETAIL - 0.04%
Thrifty Payless Holdings,
Inc.                                 19,000        80,750
                                             ------------
TOTAL DOMESTIC COMMON STOCK
(cost $1,557,251)                               1,583,976
                                             ------------
DOMESTIC PREFERRED STOCK -
5.98%
BANKING - 0.98%
First Nationwide Bank 11.50%         17,000     1,929,500
                                             ------------
CONGLOMERATE - 2.01%
BCP/Essex Holdings 15.00%           151,595     3,941,470
                                             ------------
HEALTHCARE - 2.73%
Foxmeyer Health Corp. $4.20
(21)                                 99,966     3,711,237
Intracel Corp.
8.00%, Series A (19)(22)            200,409     1,628,323
                                             ------------
                                                5,339,560
                                             ------------

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995
                                                                          [LOGO]

Security
                                     Shares         Value
-----------------------------------------------------------
INDUSTRIAL - 0.23%
Telos Corp. 12.00% (21)             101,687  $    457,592
                                             ------------
RETAIL - 0.03%
Color Tile
13.00%, Series A                     20,000        50,000
                                             ------------
TOTAL DOMESTIC PREFERRED
STOCK
(cost $11,765,421)                             11,718,122
                                             ------------
DOMESTIC WARRANTS - 1.06%
(12)
AEROSPACE - 0.00%
Sabreliner Corp.
(expires 9/01/99)                     1,250         6,250
                                             ------------
BROADCASTING - 0.90%
Commodore Media, Inc.
(expires 5/01/00)                     7,500       712,500
Spanish Broadcasting Systems,
Inc.
(expires 6/30/99)                     5,000     1,050,000
                                             ------------
                                                1,762,500
                                             ------------
BUILDING/SUPPLIES - 0.02%
Waxman Industries Inc.
(expires 6/01/04) (2)               118,000        29,500
                                             ------------
CONSUMER GROUP - 0.00%
Chattem, Inc.
(expires 6/17/99) (2)                 1,300         4,225
                                             ------------
ENTERTAINMENT - 0.00%
Sam Houston Race Park
(expires 7/15/99)                     6,000             0
                                             ------------
GAMING - 0.00%
Capital Gaming International,
Inc.
(expires 2/01/99)                    20,250           608
                                             ------------
RETAIL - 0.11%
Central Rents, Inc.
(expires 2003)                        3,900       214,500
                                             ------------
STEEL - 0.03%
Sheffield Steel Corp.
(expires 11/01/01)                   12,500        62,500
                                             ------------

      NORTHSTAR ADVANTAGE HIGH TOTAL RETURN FUND
      PORTFOLIO OF INVESTMENTS
      OCTOBER 31, 1995

Security
                    Principal Amount/Shares         Value
-----------------------------------------------------------
TRANSPORTATION - 0.00%
CHC Helicopter Corp.
(expires 10/29/98)                    2,000  $      2,000
                                             ------------
TOTAL DOMESTIC WARRANTS
(cost $1,781,495)                               2,082,083
                                             ------------
TOTAL INVESTMENT SECURITIES -
94.67%
(Cost $188,567,985)                           185,485,700
                                             ------------
REPURCHASE AGREEMENTS - 2.27%
Agreement with Bear Stearns
bearing interest at 5.80%
dated 10/31/95, to be
repurchased 11/01/95 in the
amount of $4,435,947 and
collateralized by $3,795,000
U.S. Treasury Bonds, 7.875%
due 2/15/21 (cost $4,435,232)  $  4,435,232     4,435,232
Agreement with Bear Stearns
bearing interest at 5.90%
dated 10/31/95, to be
repurchased 11/01/95 in the
amount of $3,293,340 and
collateralized by $1,239,000
U.S. Treasury Bonds, 7.875%
due 2/15/21 and $1,825,000
U.S. Treasury Notes, 6.25%
due 2/15/03 (cost $3,292,800)     3,292,800     3,292,800
OTHER ASSETS LESS LIABILITIES
-3.06%                                          2,710,226
                                             ------------
NET ASSETS - 100.00%                         $195,923,958
                                             ------------
                                             ------------

      (1) Step bond.

      (2) Sale restricted to qualified institutional investors.

      (3) A unit consists of $1,000 par value 12.50%, Series A Notes, 7/01/03 and .10 share of common stock.

      (4) A unit consists of $1,000 par value 14.50%, Sr. Discount Notes, 8/15/05 and 1 warrant.

      (5) A unit consists of $1,000 par value 12.875%, Sr. Discount Notes, 6/01/04 and 6 warrants.

      (6) A unit consists of $1,000 par value 13.00%, Sr. Notes, 4/15/03 and 6 warrants.

      (7) A unit consists of $1,000 par value 13.00%, Sr. Notes, 4/15/03 and 3 warrants.

      (8) A unit consists of $1,000 par value 13.75%, Sr. Secured Notes, 5/15/02 and 4 common stock Appreciation Rights.

      (9) A unit consists of $1,000 par value Sr. Subordinated Notes, 8/15/01 and 13 shares class B stock.

     (10) Floating Rate Bond. Rate as of October 31, 1995.

     (11) Defaulted security.

     (12) Non-income producing securities.

     (13) Part or all of the security position has been loaned to brokers.

     (14) A unit consists of $1,000 par value 13.50%, Sr. Secured Notes, 7/15/03 and 1 warrant.

     (15) A unit consists of $1,000 par value, Sr. Discount Notes, 8/15/00 and 1 warrant.

     (16) A unit consists of $1,000 par value 15.00%, Discount Notes, 7/15/05 and 30 warrants.

     (17) A unit consists of $10,000 par value 13.50%, Sr. Discount Notes, 9/15/05 and 33 warrants.

     (18) A unit consists of $2,000 par value 14.00%, Sr. Discount Notes, 10/15/05 and $1,000 par value Convertible Sr. Subordinated Notes.

     (19) Convertible Bond.

     (20) Interest paid partial cash/partial capitalization.

     (21) Payment-in-kind security.

     (22) Private placement.

                See accompanying notes to financial statements.

       NORTHSTAR ADVANTAGE TRUST
       STATEMENT OF ASSETS AND LIABILITIES
       OCTOBER 31, 1995
                                                                          [LOGO]

                                     Northstar Advantage  Northstar Advantage
                                      Income and Growth    High Total Return
                                            Fund                 Fund
                                     ------------------------------------------
ASSETS:
Investments in securities, at value
(cost $161,057,272 and
$188,567,985, respectively)                 $175,605,199         $185,485,700
Repurchase agreements                         13,404,226            7,728,032
Dividends and interest receivable              1,484,609            4,103,127
Receivable for shares of beneficial
interest sold                                     76,824            2,760,906
Receivable for investments sold                        0            1,205,775
Prepaid expenses                                  33,909               32,715
                                     ------------------------------------------
      Total Assets                           190,604,767          201,316,255
                                     ------------------------------------------
LIABILITIES:
Payable for shares of beneficial
interest reacquired                              192,272              142,816
Investment advisory fee payable                  121,580              119,947
Distribution fee payable                         116,416              108,258
Transfer agent fee payable                        56,450               53,883
Administrative services fee payable               16,211               15,993
Accounting fee payable                            15,519               16,383
Accrued expenses                                  47,693               63,571
Deposit for securities loaned                          0            3,292,800
Payable for investments purchased                      0            1,578,646
                                     ------------------------------------------
      Total Liabilities                          566,141            5,392,297
                                     ------------------------------------------
NET ASSETS                                  $190,038,626         $195,923,958
                                     ------------------------------------------
                                     ------------------------------------------
NET ASSETS COMPOSED OF:
Shares of beneficial interest, $.01
par value outstanding (unlimited
shares authorized) Paid-in-Capital          $176,931,093         $203,235,432
Undistributed net investment income              364,359              190,021
Accumulated net realized loss on
investments                                   (1,804,753)          (4,419,210)
Net unrealized appreciation
(depreciation) of investments                 14,547,927           (3,082,285)
                                     ------------------------------------------
      Net Assets                            $190,038,626         $195,923,958
                                     ------------------------------------------
                                     ------------------------------------------
CLASS A:
Net Assets                                   $76,030,530          $88,551,558
                                     ------------------------------------------
Shares outstanding                             7,001,607           19,776,065
                                     ------------------------------------------
Net asset value and redemption
value per share (net assets/shares
outstanding)                                      $10.86                $4.48
                                     ------------------------------------------
Maximum offering price per share
(net asset value plus sales charge
of 4.75% of offering price)                       $11.40                $4.70
                                     ------------------------------------------
CLASS B:
Net Assets                                   $60,346,907          $96,361,684
                                     ------------------------------------------
Shares outstanding                             5,567,670           21,539,899
                                     ------------------------------------------
Net asset value and offering price
per share                                         $10.84                $4.47
                                     ------------------------------------------
CLASS C:
Net Assets                                   $53,661,189          $11,010,716
                                     ------------------------------------------
Shares outstanding                             4,955,893            2,451,305
                                     ------------------------------------------
Net asset value and offering price
per share                                         $10.83                $4.49
                                     ------------------------------------------

                See accompanying notes to financial statements.

       NORTHSTAR ADVANTAGE TRUST
       STATEMENT OF OPERATIONS
       FOR THE YEAR ENDED OCTOBER 31, 1995

                                     Northstar Advantage  Northstar Advantage
                                      Income and Growth    High Total Return
                                            Fund                 Fund
                                          -------------------------------------
INVESTMENT INCOME:
Dividends (net of withholding tax
  of $2,665 on Income and Growth
  Fund)                                       $3,160,689             $609,167
Interest                                       4,402,462           15,019,141
                                          -------------------------------------
Total investment income                        7,563,151           15,628,308
                                          -------------------------------------
EXPENSES:
Investment advisory and management
  fees                                         1,158,432              941,310
Distribution fees:
    Class A                                      221,615              196,152
    Class B                                      490,136              548,708
    Class C                                      315,723               52,534
Transfer agent fees and expenses:
    Class A                                      126,285              119,690
    Class B                                       95,758              101,568
    Class C                                       59,136               10,500
Administrative services fees                     154,457              125,508
Fund accounting fees                             111,437               93,094
Printing and postage expenses                     46,202               41,946
Custodian fees and expenses                       37,059               29,670
Registration fees                                 35,214               52,156
Miscellaneous expenses                            59,562               57,269
                                          -------------------------------------
Total expenses                                 2,911,016            2,370,105
                                          -------------------------------------
NET INVESTMENT INCOME                          4,652,135           13,258,203
                                          -------------------------------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized loss on investments              (1,378,420)          (2,572,908)
Net realized loss on foreign
  currency                                       (38,505)                   0
Net change in unrealized
  appreciation of investments                 16,414,821            4,695,216
                                          -------------------------------------
NET REALIZED AND UNREALIZED GAIN ON
  INVESTMENTS                                 14,997,896            2,122,308
                                          -------------------------------------
INCREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                            $19,650,031          $15,380,511
                                          -------------------------------------

                See accompanying notes to financial statements.

       NORTHSTAR ADVANTAGE TRUST
       STATEMENT OF CHANGES IN NET ASSETS
                                                                          [LOGO]

                                                          Northstar Advantage                 Northstar Advantage
                                                         Income and Growth Fund              High Total Return Fund
                                                       --------------------------         -----------------------------
                                                     For the year     For the period     For the year     For the period
                                                        ended             ended             ended             ended
                                                   October 31, 1995  October 31, 1994  October 31, 1995  October 31, 1994
                                                   ----------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                    $4,652,135        $2,239,551       $13,258,203        $5,080,521
Net realized loss on investments                         (1,378,420)         (426,333)       (2,572,908)       (1,846,302)
Net realized loss on foreign currency                       (38,505)                0                 0                 0
Net change in unrealized appreciation
  (depreciation) of investments                          16,414,821        (1,866,894)        4,695,216        (7,777,501)
                                                   ----------------------------------------------------------------------
    Increase (decrease) in net assets resulting
    from operations                                      19,650,031           (53,676)       15,380,511        (4,543,282)

FROM DIVIDENDS TO SHAREHOLDERS:
Net investment income:
    Class A                                              (2,390,482)       (1,480,853)       (7,078,564)       (3,850,899)
    Class B                                              (1,286,761)         (389,115)       (5,602,745)         (989,495)
    Class C                                                (885,802)          (55,809)         (544,101)          (82,899)
                                                   ----------------------------------------------------------------------
                                                         (4,563,045)       (1,925,777)      (13,225,410)       (4,923,293)
                                                   ----------------------------------------------------------------------

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                         79,489,052       124,617,812       128,604,858       102,945,785
Net asset value of shares issued to shareholders
 in reinvestment of dividends                             2,970,631         1,227,407         5,240,098         2,042,914
                                                   ----------------------------------------------------------------------
                                                         82,459,683       125,845,219       133,844,956       104,988,699
Cost of shares redeemed                                 (22,320,893)       (9,132,916)      (19,082,236)      (16,525,987)
                                                   ----------------------------------------------------------------------
Net increase in net assets derived from capital
 share transactions                                      60,138,790       116,712,303       114,762,720        88,462,712
                                                   ----------------------------------------------------------------------
Net increase in net assets                               75,225,776       114,732,850       116,917,821        78,996,137
NET ASSETS:
Beginning of period                                     114,812,850            80,000        79,006,137            10,000
                                                   ----------------------------------------------------------------------
End of period (including undistributed net
 investment income at October 31, 1995 and
 October 31, 1994 of $402,864, $190,021 and
 $313,774, $157,228, respectively)                     $190,038,626      $114,812,850      $195,923,958       $79,006,137
                                                   ----------------------------------------------------------------------
                                                   ----------------------------------------------------------------------

                See accompanying notes to financial statements.

       NORTHSTAR ADVANTAGE TRUST
       FINANCIAL HIGHLIGHTS
       SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                                               Ratio of
                                    Net                                                             Ratio of      net
                                realized &               Dividends                         Net      expenses   investment
          Net Asset             unrealized                declared   Net Asset           Assets,       to      income to
           Value,       Net     gain (loss)  Total from   from net    Value,              end of     average    average
 Period   beginning  investment     on       investment  investment   end of     Total    period       net        net     Portfolio
  ended   of period   income    investments  operations    income     period    Return   (000's)     assets     assets    turnover
---------------------------------------------------------------------------------------------------------------------------------
                                                 Income and Growth Fund, Class A
---------------------------------------------------------------------------------------------------------------------------------
11/08/93-
10/31/94     $10.00      $0.30    ($0.05)       $0.25      ($0.25)    $10.00      2.48%    $72,223    1.50%       3.73%     26%
10/31/95      10.00       0.35      0.84         1.19       (0.33)     10.86      13.19     76,031    1.51        3.39      91
                                                 Income and Growth Fund, Class B
---------------------------------------------------------------------------------------------------------------------------------
 2/09/94-
10/31/94      10.64       0.20     (0.65)       (0.45)      (0.20)      9.99      (4.20)     37,767   2.20        3.00      26
10/31/95       9.99       0.27      0.85         1.12       (0.27)     10.84      12.31     60,347    2.23        2.66      91
                                                 Income and Growth Fund, Class C
---------------------------------------------------------------------------------------------------------------------------------
 3/21/94-
10/31/94      10.37       0.20     (0.38)       (0.18)      (0.20)      9.99      (1.75)      4,823   2.20        2.87      26
10/31/95       9.99       0.27      0.85         1.12       (0.28)     10.83      12.33     53,661    2.22        2.67      91
                                                 High Total Return Fund, Class A
---------------------------------------------------------------------------------------------------------------------------------
11/08/93-
10/31/94       5.00       0.41     (0.60)       (0.19)      (0.40)      4.41      (4.11)     50,797   1.50       10.09     163
10/31/95       4.41       0.48      0.07         0.55       (0.48)      4.48      13.02     88,552    1.55       10.90     145
                                                 High Total Return Fund, Class B
---------------------------------------------------------------------------------------------------------------------------------
 2/09/94-
10/31/94       5.20       0.33     (0.80)       (0.47)      (0.32)      4.41      (9.30)     25,880   2.20        9.72     163
10/31/95       4.41       0.45      0.06         0.51       (0.45)      4.47      11.97     96,362    2.25       10.20     145
                                                 High Total Return Fund, Class C
---------------------------------------------------------------------------------------------------------------------------------
 3/21/94-
10/31/94       5.06       0.26     (0.65)       (0.39)      (0.26)      4.41      (7.21)      2,330   2.20        9.46     163
10/31/95       4.41       0.44      0.09         0.53       (0.45)      4.49      12.44     11,011    2.27       10.18     145

                 See accompanying notes to financial statements

       NORTHSTAR ADVANTAGE TRUST
       NOTES TO FINANCIAL STATEMENTS - OCTOBER 31, 1995
                                                                          [LOGO]

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Organization - The Northstar Advantage Trust, (formally the NWNL Northstar Series Trust), a business trust, was organized under the laws of the Commonwealth of Massachusetts on August 18, 1993, and is registered under the Investment Company Act of 1940 as a diversified open-end management investment company. The names of each of the two investment series which comprise the Trust (the "Funds") and their respective investment objectives are set forth below. Each Fund commenced its public offering of Class A shares on November 8, 1993. The Class B and Class C share offerings commenced on February 9, 1994 and March 21, 1994, respectively.

        Northstar Advantage Income and Growth Fund, (FORMALLY NWNL NORTHSTAR INCOME AND GROWTH FUND), ("INCOME AND GROWTH FUND") is a diversified portfolio with the investment objective of current income balanced with the objective of achieving capital appreciation. The Fund seeks to achieve its objective through investments in a diversified group of securities selected for their prospects of current yield and capital appreciation.

        Northstar Advantage High Total Return Fund, (FORMALLY NWNL NORTHSTAR HIGH YIELD BOND FUND), ("TOTAL RETURN FUND") is a diversified portfolio whose investment objective is to seek high income. The Fund invests primarily in a diversified group of fixed income securities which are selected for high income, including lower rated fixed income securities, convertible securities, securities issued by U.S. companies in foreign currencies, and securities issued by foreign governments and companies.

    Security Valuation - Equity securities are valued at the closing sale prices reported on recognized securities exchanges or lacking any sales, at the last available bid price. Prices of long-term debt securities are valued on the basis of last reported sales price, or if no sales are reported, the value is determined based upon the mean of representative quoted bid or asked prices for such securities, or, if such prices are not available, at prices provided by market makers, or at prices for securities of comparable maturity, quality and type. Short-term debt instruments with remaining maturities of less than 60 days are valued at amortized cost, unless the Trustees determine that amortized cost does not reflect the fair value of such obligations. Securities for which market quotations are not readily available are valued at fair value determined in good faith by or under direction of the Trustees of the Trust. The books and records of the Funds are maintained in U.S. dollars. Securities quoted in foreign currencies are translated into in U.S. dollars based on the prevailing exchange rates on that day. The Adviser uses independent pricing services to price the Funds' securities.

    Security Transactions, Investment Income, Expenses and Distributions to Shareholders - Security transactions are recorded on the trade date. Realized gains or losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis except when collection is not expected; discounts are accrued, and premiums amortized to par at maturity; dividend income is recorded on the ex-dividend dates. Income, expenses (except class specific expenses), and realized/unrealized gains/losses, are allocated proportionately to each class of shares based upon the relative net asset value of outstanding shares. Dividends from net investment income are declared and paid monthly by the Total Return Fund, and declared and paid quarterly by the Income and Growth Fund. Distributions of net realized capital gains, if any, are declared annually; however, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed.

    Net realized and unrealized gain (loss) on foreign currency transactions represents the foreign exchange.

    (1) gains and losses from the sale of holdings of foreign currencies, (2) gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts, and (3) gains and losses from the difference between amounts of interest and dividends recorded and the amounts actually received.

    The Funds may periodically make reclassifications among certain of their capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles.

    Repurchase Agreements - The Funds' Custodian takes possession of collateral pledged for investments in repurchase agreements. The underlying collateral is valued daily on a marked-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

      NORTHSTAR ADVANTAGE TRUST
      NOTES TO FINANCIAL STATEMENTS - OCTOBER 31, 1995

    Federal Income Taxes - The Trust intends to comply with the special provisions of the Internal Revenue Code available to investment companies and to distribute all of the taxable net income to their respective shareholders. Therefore, no Federal income tax provision or excise tax provision is required.
    Organization Costs - Costs incurred by the Trust in connection with its organization of each Fund have been deferred and are being amortized over a period of five years from the date the Funds commenced operations. Each Fund offers three classes of shares.

NOTE 2. INVESTMENT ADVISER, ADMINISTRATOR AND DISTRIBUTOR

    Northstar Investment Management Corporation (the "Adviser") serves as each Fund's investment adviser. Each Fund pays the Adviser an investment advisory fee calculated at an annual rate of .75% of each Fund's average daily net assets. For the twelve months ended October 31, 1995, the Adviser earned $2,099,742 in investment advisory fees. Northstar Administrators Corporation (the "Administrator"), an affiliate of the Adviser, serves as each Fund's administrator. The Funds pay the Administrator a fee calculated at an annual rate of .10% of each Fund's average daily net assets, and an annual shareholder account servicing fee of $5.00, payable semi-annually, for each account of beneficial owners of shares. For the twelve months ended October 31, 1995, the Administrator earned $279,965 in administrative fees. Northstar Distributors, Inc. (the "Distributor"), an affiliate of the Adviser and the Administrator, is the distributor of each Fund's shares. Under separate Plans of Distribution pertaining to Class A, Class B, and Class C shares, the Trust pays the Distributor monthly service fees at an annual rate of .25% of the average daily net assets in the case of Class A, Class B and Class C shares, and monthly distribution fees at the annual rate of .05% of the average daily net assets of Class A shares, and .75% of the average daily net assets of Class B and Class C shares. At October 31, 1995 the Trust owed the Distributor $224,674 in service and distribution fees. The Distributor also receives the proceeds of the initial sales charges paid by shareholders upon the purchase of Class A shares, and the contingent deferred sales charge paid by shareholders upon certain redemptions of Class A, Class B and Class C shares. For the twelve months ended October 31, 1995, the Distributor earned the following amounts in sales charges:

                                                   CLASS A   CLASS B   CLASS C
                                                   SHARES    SHARES    SHARES
                                                   --------  --------  -------
Initial Sales Charges                              $310,559    N/A      N/A
Contingent Deferred Sales Charges                  $ 17,754  $372,834  $6,805

NOTE 3. PURCHASES AND SALES OF INVESTMENT SECURITIES

    The aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) for the twelve months ended October 31, 1995, were as follows:

                                                    INCOME AND    TOTAL RETURN
                                                    GROWTH FUND       FUND
                                                   -------------  -------------
Aggregate Purchases                                $199,344,210   $281,322,220
Aggregate Sales                                    $133,959,339   $174,808,342

NOTE 4. PORTFOLIO SECURITIES (TAX BASIS)
    The cost of securities for federal income tax purposes and the aggregate appreciation and depreciation of securities at October 31, 1995 were as follows:

                                                    INCOME AND     TOTAL RETURN
                                                    GROWTH FUND        FUND
                                                   -------------   -------------
Cost (tax basis)                                   $161,064,292    $188,659,480
Gross unrealized appreciated securities              17,041,061       7,607,693
Gross unrealized depreciated securities               2,500,154      10,781,473
                                                   -------------   -------------
Net unrealized appreciation/depreciation           $ 14,540,907    $ (3,173,780)
                                                   -------------   -------------

NOTE 5. CAPITAL SHARE TRANSACTIONS

    Transactions in capital shares of each class of shares of each Fund for the twelve months ended October 31, 1995, were as follows:

                                                    INCOME AND     TOTAL RETURN
                                                    GROWTH FUND        FUND
                                                   -------------   -------------
I. CLASS A
Shares sold                                           1,096,176      10,429,281
Reinvested dividends                                    135,106         737,521
Shares redeemed                                      (1,453,383)     (2,896,286)
                                                   -------------   -------------
Net increase (decrease)                                (222,101)      8,270,516
                                                   -------------   -------------

                                                    INCOME AND     TOTAL RETURN
                                                    GROWTH FUND        FUND
                                                   -------------   -------------
II. CLASS B
Shares sold                                           2,311,816      16,531,155
Reinvested dividends                                     72,181         397,287
Shares redeemed                                        (597,155)     (1,252,934)
                                                   -------------   -------------
Net increase                                          1,786,842      15,675,508
                                                   -------------   -------------

       NORTHSTAR ADVANTAGE TRUST
       NOTES TO FINANCIAL STATEMENTS - OCTOBER 31, 1995
                                                                          [LOGO]

                                                    INCOME AND     TOTAL RETURN
                                                    GROWTH FUND        FUND
                                                   -------------   -------------
III. CLASS C
Shares sold                                           4,511,380       2,002,533
Reinvested dividends                                     82,927          52,744
Shares redeemed                                        (121,341)       (131,827)
                                                   -------------   -------------
Net increase                                          4,472,966       1,923,450
                                                   -------------   -------------

    Transactions in capital shares of each class of shares of each Fund for the period from inception of the class offering and ended October 31, 1994 were as follows:

                                                    INCOME AND     TOTAL RETURN
                                                    GROWTH FUND        FUND
                                                   -------------   -------------
I. CLASS A
Shares sold                                           7,879,717      14,267,985
Reinvested dividends                                     95,456         363,205
Shares redeemed                                        (759,465)     (3,127,641)
                                                   -------------   -------------
Net increase                                          7,215,708      11,503,549
                                                   -------------   -------------
II. CLASS B
Shares sold                                           3,886,168       6,077,162
Reinvested dividends                                     22,686          63,887
Shares redeemed                                        (128,026)       (276,658)
                                                   -------------   -------------
Net increase                                          3,780,828       5,864,391
                                                   -------------   -------------
II. CLASS C
Shares sold                                             486,429         521,230
Reinvested dividends                                      5,029           8,953
Shares redeemed                                          (8,536)         (2,328)
                                                   -------------   -------------
Net increase                                            482,922         527,855
                                                   -------------   -------------

NOTE 6. CREDIT RISK AND DEFAULTED SECURITIES

    Although the Funds have a diversified portfolio, the Total Return Fund had 69.97% of its portfolio invested in lower rated and comparable quality unrated high yield securities. Investments in higher yield securities are accompanied by a greater degree of credit risk and such lower rated securities tend to be more sensitive to economic conditions than higher rated securities. The risk of loss due to default by the issuer may be significantly greater for the holders of high yielding securities, because such securities are generally unsecured and are often subordinated to other creditors of the issuer. At October 31, 1995, the Total Return Fund held Sam Houston Race Park and Wherehouse Entertainment, Inc., securities in default. The aggregate value of these securities represented $1,305,000 or .66% of the Total Return Fund's net assets. Subsequent to October 31, 1995, Burlington Motor Holdings, Inc. in the Total Return Fund defaulted. The value of the security at October 31, 1995 represented $1,658,250 or .80% of the Fund's net assets.

    For financial reporting purposes, it is each Fund's accounting practice to discontinue accrual of income and provide an estimate for probable losses due to unpaid interest income on defaulted bonds for the current reporting period.

NOTE 7. SECURITY LOANS

    Each Fund may lend its securities to brokers, dealers and other financial institutions in amounts up to one third of the value of its total assets. The loans are fully collateralized at all times by cash or liquid high grade securities. As with other extensions of credit, each Fund may bear the risk of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. The Funds receive compensation for lending its securities in the form of fees or from all or a portion of the income from investment of the collateral. The Funds also continue to earn income on the securities loaned. At October 31, 1995, the Total Return Fund had securities on loan in aggregate value of $3,013,500 and collateral of $3,292,800.

NOTE 8. FEDERAL INCOME TAX - CAPITAL LOSS CARRYFORWARD

    At October 31, 1995, Income and Growth Fund had capital loss carryforwards expiring October 31, 2002 and 2003 of $426,333 and $1,371,400, respectively. Total Return Fund had capital loss carryforwards expiring October 31, 2002 and 2003 of $1,846,302 and $2,478,205, respectively.

       NORTHSTAR ADVANTAGE TRUST
       REPORT OF INDEPENDENT ACCOUNTANTS
                                                                          [LOGO]

To The Shareholders and Trustees of
Northstar Advantage Trust

We have audited the accompanying statement of assets and liabilities of the Northstar Advantage Trust, (comprising the Northstar Advantage Income and Growth Fund and the Northstar Advantage High Total Return Fund (the "Funds")) including the portfolios of investments, as of October 31, 1995, and the related statements of operations, the statement of changes in net assets and the financial highlights for the year then ended and for the period November 8, 1993 (commencement of operations) to October 31, 1994. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the Northstar Advantage Trust as of October 31, 1995, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods referred to above, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.
New York, New York
December 15, 1995

                                                                          [LOGO]

                                   TRUSTEES

Paul S. Doherty                 Mark L. Lipson                   John G. Turner
Robert B. Goode               David W. C. Putnam               David W. Wallace
Alan L. Gosule                   John R. Smith                 Marjory Williams

                              PRINCIPAL OFFICERS

John G. Turner - Chairman                 Ernest N. Mysogland - Vice President
Mark L. Lipson - President                 Geoffrey Wadsworth - Vice President
                                                Lisa Hurley - Vice President &
Robert Thomas - Vice President                                       Secretary
                                              Agnes Mullady - Vice President &
Thomas Ole Dial - Vice President                                     Treasurer

          INVESTMENT ADVISER                        ADMINISTRATOR

         NORTHSTAR INVESTMENT            NORTHSTAR ADMINISTRATORS CORPORATION
        MANAGEMENT CORPORATION                    Two Pickwick Plaza
          Two Pickwick Plaza                     Greenwich, CT 06830
         Greenwich, CT 06830

                                                    TRANSFER AGENT
             DISTRIBUTOR                           FUND ACCOUNTANT

     NORTHSTAR DISTRIBUTORS, INC.        THE SHAREHOLDER SERVICES GROUP, INC.
          Two Pickwick Plaza                      One Exchange Place
         Greenwich, CT 06830                       Boston, MA 02109

                                  CUSTODIAN

                           CUSTODIAL TRUST COMPANY
                             101 Carnegie Center
                           Princeton, NJ 08540-6231

                 (This page has been left blank intentionally.)